UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2014

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2014, McDermott International, Inc., a Panamanian corporation (“McDermott”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”), related to a public offering of 10,000,000 6.25% tangible equity units (the “Firm Units”), each with a stated amount of $25.00. Pursuant to the terms of the Underwriting Agreement, McDermott granted the Underwriter an option to purchase up to 1,500,000 additional tangible equity units (together with the Firm Units, the “Units”), which was exercised in full on April 2, 2014. On April 7, 2014, McDermott closed the underwritten public offering of the Units.

Each Unit is comprised of (i) a prepaid stock purchase contract (each a “Purchase Contract”) that shall be settled by delivery of a number of shares of McDermott’s common stock, par value $1.00 per share (“Common Stock”) to be determined pursuant to the Purchase Contract Agreement (as defined below) and (ii) a senior amortizing note due April 1, 2017 (each an “Amortizing Note”) that has an initial principal amount of $4.1266 per Amortizing Note, bears interest at a rate of 7.75% per annum and has a scheduled final installment payment date of April 1, 2017.

Purchase Contracts

In connection with the issuance of the Units, McDermott entered into a Purchase Contract Agreement (the “Purchase Contract Agreement”), dated as of April 7, 2014, with U.S. Bank National Association, as purchase contract agent and as attorney-in-fact for the holders of the Purchase Contracts from time to time, and as trustee under the Indenture (as defined below).

Unless settled earlier at the holder’s option, on April 1, 2017 (subject to postponement in certain limited circumstances), each Purchase Contract will automatically settle, and McDermott will deliver a number of shares of Common Stock based on the sum of the daily settlement amounts (as defined below) for each of the 20 consecutive trading days (as defined in the Purchase Contract Agreement) during the period beginning on, and including, the 22nd scheduled trading day immediately preceding April 1, 2017 (such period, the “observation period”). The “daily settlement amount” for each purchase contract and for each of the 20 consecutive trading days during the observation period consists of:

•	if the daily VWAP is equal to or greater than $8.61 per share (subject to adjustment in accordance with the terms of the Purchase Contract Agreement) (the “threshold appreciation price”), a number of shares of Common Stock equal to (i) 2.9030 shares of Common Stock (subject to adjustment in accordance with the terms of the Purchase Contract Agreement) (the “minimum settlement rate”) divided by (ii) 20;

•	if the daily VWAP is less than the threshold appreciation price but greater than $7.03 per share (subject to adjustment in accordance with the terms of the Purchase Contract Agreement) (the “reference price”), a number of shares of Common Stock equal to $1.25, which is 1/20 of the $25.00 stated amount of each Unit, divided by the daily VWAP; and

•	if the daily VWAP of Common Stock is less than or equal to the reference price, a number of shares of Common Stock equal to (1) 3.5562 shares of Common Stock (subject to adjustment in accordance with the terms of the Purchase Contract Agreement) (the “maximum settlement rate”) divided by (2) 20.

The initial minimum settlement rate is approximately equal to the Unit stated amount of $25.00 divided by the initial threshold appreciation price of $8.61 per share. The initial maximum settlement rate is approximately equal to the Unit stated amount of $25.00 divided by the initial reference price of $7.03 per share.

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third business day immediately preceding April 1, 2017, any holder of a Purchase Contract may settle its Purchase Contract early, and McDermott will deliver to such holder a number of shares of Common Stock equal to the minimum settlement rate as determined under the Purchase Contract Agreement. In addition, if a “fundamental change” (as defined in the Purchase Contract Agreement) occurs and the Purchase Contract holder elects to settle its Purchase Contract early in connection with such fundamental change, such holder will receive a number of shares of Common Stock based on the fundamental change early settlement rate, as determined under the Purchase Contract Agreement.

McDermott may elect to settle all outstanding Purchase Contracts early at the maximum settlement value. If McDermott elects to settle the Purchase Contracts early, the holders of the Amortizing Notes will have the right to require McDermott to repurchase the Amortizing Notes. Except for cash payments in lieu of fractional shares, and except after certain merger events, the Purchase Contract holders will not receive any cash payments under the Purchase Contracts.

Amortizing Notes

In connection with the issuance of the Amortizing Notes, McDermott entered into a First Supplemental Indenture, dated as of April 7, 2014, with the Trustee (the “Supplemental Indenture”) to the Indenture dated as of April 7, 2014 with U.S. Bank National Association, as trustee (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”).

On each April 1, July 1, October 1 and January 1, commencing on July 1, 2014, McDermott will pay holders of Amortizing Notes equal quarterly cash installments of $0.3906 per Amortizing Note (or, in the case of the installment payment due on July 1, 2014, $0.3646 per amortizing note) (such installments, the “installment payments”), which cash installment payments in the aggregate will be equivalent to a 6.25% cash distribution per year with respect to each $25.00 stated amount of Units. Each installment payment will constitute a payment of interest (at a rate of 7.75% per annum) and a partial repayment of principal on each Amortizing Note, allocated as set forth in the amortization schedule provided in the Indenture.

The Indenture contains certain covenants by McDermott, including a covenant that limits McDermott’s ability to amalgamate, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets. The Indenture also contains customary events of default which would permit the holders of the Amortizing Notes to declare those Amortizing Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely installment payments on the Amortizing Notes or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

Each Unit may be separated into its constituent Purchase Contract and Amortizing Note after the initial issuance date of the Units, and the separate components may be combined to create a Unit, in each case in accordance with the terms of the Purchase Contract Agreement.

McDermott does not intend to apply for a listing of the Units, the separate Purchase Contracts or the separate Amortizing Notes on any securities exchange or automated inter-dealer quotation system.

The sale of the Units was made pursuant to McDermott’s Registration Statement on Form S-3 (File No. 333-194926) (the “Registration Statement”), as supplemented by a preliminary prospectus supplement filed with the Securities and Exchange Commission on March 31, 2014 and a final prospectus supplement filed with the SEC on April 2, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

McDermott intends to use the net proceeds from the issuance of the Units of approximately $279 million for general corporate purposes, including the funding of working capital requirements and capital expenditures.

The foregoing description of the Underwriting Agreement, the Purchase Contract Agreement, the Indenture and the related instruments and transactions associated therewith does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreements and instruments, each of which is attached hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of April 1, 2014, between McDermott and Goldman, Sachs & Co.

4.1	Indenture, dated April 7, 2014, between McDermott and U.S. Bank National Association.

4.2	First Supplemental Indenture dated April 7, 2014, between McDermott and U.S. Bank National Association.

4.3	Purchase Contract Agreement, dated April 7, 2014, between McDermott and U.S. Bank National Association.

4.4	Form of Unit (included in Exhibit 4.3).

4.5	Form of Purchase Contract (included in Exhibit 4.3).

4.6	Form of Amortizing Note (included in Exhibit 4.1).

5.1	Opinion of Baker Botts L.L.P.

5.2	Opinion of Arias, Fabrega and Fabrega.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	Consent of Arias, Fabrega and Fabrega (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Perry L. Elders
Perry L. Elders
Senior Vice President and Chief Financial Officer

Date: April 7, 2014

Index to Exhibits

Exhibit No

1.1	Underwriting Agreement, dated as of April 1, 2014, between McDermott and Goldman, Sachs & Co.

4.1	Indenture, dated April 7, 2014, between McDermott and U.S. Bank National Association.

4.2	First Supplemental Indenture dated April 7, 2014, between McDermott and U.S. Bank National Association.

4.3	Purchase Contract Agreement, dated April 7, 2014, between McDermott and U.S. Bank National Association.

4.4	Form of Unit (included in Exhibit 4.3).

4.5	Form of Purchase Contract (included in Exhibit 4.3).

4.6	Form of Amortizing Note (included in Exhibit 4.1).

5.1	Opinion of Baker Botts L.L.P.

5.2	Opinion of Arias, Fabrega and Fabrega.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	Consent of Arias, Fabrega and Fabrega (included in Exhibit 5.2).